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Sent Via Emailed PDF

July 18, 2006

Dave Donohoe
Donohoe Advisory Associates LLC
9900 Belward Campus Drive, Suite 175
Rockville, MD 20850

RE: Newtek Business Services Inc (Symbol: NKBS)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 5069N-06

Dear Dave:

This is to inform you that Newtek Business Services, Inc. (the "Company") has evidenced compliance with the Nasdaq Listing Qualifications Panel's decision dated July 6, 2006 (see attached compliance worksheet). In accordance with this decision, the Company has made the requisite filings and evidenced compliance with all Nasdaq Marketplace Rules. Accordingly, the Panel determined to continue the listing of the Company's securities on The Nasdaq Global Market.

Should you have any questions, please do not hesitate to contact me at (301) 978-8077.

Sincerely,

Amy Horton
Counsel to the Panel
Office of General Counsel, Nasdaq Listing Qualifications Hearings